Exhibit 10.2


                                OPTION AGREEMENT


                                  By and Among


                           NEW MEDITRUST COMPANY, LLC

                                       and

                              IPC ADVISORS S.A.R.L.

                                       and

                            BALANCED CARE CORPORATION






                            Dated: December 30, 1999

                                TABLE OF CONTENTS

                                                                              Page
1.  DEFINITIONS AND MEANINGS...............................................     2

2.  OPTION.................................................................    10

3.  FACILITY PURCHASE PRICE................................................    11

4.  SELLER'S REPRESENTATIONS...............................................    11
    4.1   Existence; Power; Qualification..................................    11
    4.2   Valid and Binding................................................    12
    4.3   No Violation.....................................................    12
    4.4   Consents and Approvals...........................................    12
    4.5   FIRPTA Representation............................................    12
    4.6   Nothing Omitted..................................................    12
    4.7   Pending Actions, Notices and Reports.............................    13

5.  THE BUYER'S REPRESENTATIONS............................................    13
    5.1   Existence; Power; Qualification..................................    13
    5.2   Valid and Binding................................................    14
    5.3   No Violation.....................................................    14
    5.4   Consents and Approvals...........................................    14
    5.5   Pending Actions, Notices and Reports.............................    14
    5.6   Nothing Omitted..................................................    14

6.  CONDITION OF THE LEASED PROPERTY.......................................    15
    6.1   AS-IS Condition..................................................    15
    6.2   Casualty and Condemnation........................................    16

7.  COVENANTS OF THE PARTIES...............................................    16
    7.1   BCC Lease Documents..............................................    16
    7.2   Publicity........................................................    17
    7.3   Costs and Fees...................................................    18
    7.5   Right of First Refusal and Option to Purchase....................    18
    7.6   Title Review.....................................................    18
    7.7   Use of Purchase Money to Clear Title.............................    19

8.  THE BUYER'S CONDITIONS PRECEDENT TO EACH CLOSING.  ....................    19
    8.1   Accuracy of Warranties; Compliance with Covenants................    19
    8.2   Absence of Injunction............................................    20
    8.3   Absence of Seller Default........................................    20

9.  THE SELLER'S CONDITIONS PRECEDENT TO EACH CLOSING......................    20
    9.1   Accuracy of Warranties; Compliance with Covenants................    20
    9.2   Absence of Injunction............................................    20

    9.3   Concurrent Payment of Applicable Required Prepayment
          under the Promissory Note........................................    20
    9.4   Payments under Lease Documents...................................    20
    9.5   Lessee's Right of First Refusal..................................    21
    9.6   Lessee's Option to Purchase......................................    21
    9.7   Termination or Assignment of Lease...............................    21
    9.8   Stock Transfers..................................................    21

10. EXTENSION..............................................................    21

11. CLOSINGS...............................................................    22
    11.1  Closing Dates....................................................    22
    11.2  Deliveries of the Seller at each Closing.........................    22
    11.3  Deliveries of the Buyer at each Closing..........................    23

12. REMEDIES...............................................................    24

13. ADJUSTMENTS.  .........................................................    25

14. SURVIVAL OF PROVISIONS IN THE LEASE DOCUMENTS..........................    25

15. MISCELLANEOUS..........................................................    25
    15.1  No Broker........................................................    25
    15.2  Entire Agreement.................................................    25
    15.3  Binding Effect; Assignment.......................................    26
    15.4  Notices..........................................................    26
    15.5  Captions.........................................................    28
    15.6  Joint Effort.....................................................    28
    15.7  Counterparts.....................................................    28
    15.8  Partial Invalidity...............................................    28
    15.9  No Offer.........................................................    29
    15.10 Amendments.......................................................    29
    15.11 Exhibits.........................................................    29
    15.12 Governing Law....................................................    29
    15.13 Third Parties....................................................    29
    15.14 Further Assurances...............................................    29
    15.15 No Solicitation..................................................    29
    15.16 Time of the Essence..............................................    30
    15.17 Rules of Construction............................................    30
    15.18 Joint and Several Liability......................................    30

EXHIBIT A  DESCRIPTION OF THE LAND

EXHIBIT B  RELATED AGREEMENTS

EXHIBIT C  CERTIFICATE REGARDING SELLER'S
           REPRESENTATIONS AND WARRANTIES

EXHIBIT D  CERTIFICATE REGARDING IPC'S
           REPRESENTATIONS AND WARRANTIES

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT is made and entered into as of this 30th day of December, 1999, by and among IPC ADVISORS S.A.R.L., a Luxembourg corporation (hereinafter referred to as "IPC"), BALANCED CARE CORPORATION, a Delaware corporation (hereinafter referred to as "Balanced Care") and NEW MEDITRUST COMPANY LLC, a Delaware limited liability company (hereinafter referred to as the "Seller").

                               W I T N E S S E T H

         WHEREAS, the Seller is the owner of twelve (12) parcels of lands located in Arkansas, Pennsylvania, Ohio, Virginia and Tennessee and more particularly described on EXHIBITS A-1 through EXHIBITS A-12 attached hereto and incorporated herein by reference (collectively, the "Land");

         WHEREAS, pursuant to the Leases (as hereinafter defined), the Seller leases the Land and the other Leased Property (as hereinafter defined) to the Lessees (as hereinafter defined) and, in accordance with the BCC Lease Documents (as hereinafter defined), each Lessee, other than the Potomac Point Lessee (as hereinafter defined), has constructed (or is constructing) an assisted living or other senior housing facility on the portion of the Land demised to such Lessee and each Lessee operates (or will operate) the Facility (as hereinafter defined) demised to it;

         WHEREAS, certain of the Lessees are, directly or indirectly, wholly-owned Subsidiaries (as hereinafter defined) of Balanced Care and, to the extent that any Lessee is not a Subsidiary of Balanced Care as of the date hereof, Balanced Care has been granted options to acquire all of the issued and outstanding capital stock of the Lessees that are not Subsidiaries of Balanced Care (collectively, the "Third Party Lessees");

         WHEREAS, subsidiaries of Balanced Care were engaged to develop the Facilities, other than the Potomac Point Facility, and to manage the Facilities;

         WHEREAS, IPC is an Affiliate (as hereinafter defined) of Balanced Care and, concurrently herewith, IPC and Balanced Care (collectively, the "Buyer") exercised their right to acquire twelve (12) other parcels of land from the Seller (collectively, the "Tranche 1 Properties") and designated subsidiaries of Balanced Care to take title to the Tranche 1 Properties;

         WHEREAS, as part of the consideration paid by the Buyer for the Tranche 1 Properties, the Buyer executed and delivered to the Seller a Promissory Note, of even date, in the original principal amount of SEVEN MILLION EIGHT HUNDRED ELEVEN THOUSAND FIFTY-FOUR DOLLARS ($7,811,054) made by the Buyer to the order of the Seller (the "Promissory Note");

         WHEREAS, as a condition of the consummation of the transaction involving the Trance 1 Properties, the Buyer desires to acquire from the Seller an option to acquire a fee simple interest in the Leased Property and the Seller desires to grant the Buyer an option to acquire a fee simple interest in the Leased Property, all in accordance with the terms and conditions herein set forth; and

         WHEREAS, subject to the Buyer's retaining all of its other obligations hereunder, the Buyer desires to designate various nominees (each, a "Designee") to acquire, on the applicable Closing Dates (as hereinafter defined), a fee simple interest in the Leased Property, all in accordance with the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants, conditions, representations and undertakings hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS AND MEANINGS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular and (b) all references in this Agreement to designated "Sections" and other subdivisions are to designated Sections and other subdivisions of this Agreement.

         Additional Rent: As defined under each of the Leases.

         Affiliate: As defined under each of the Leases.

         Agreement: This Option Agreement, together with all Exhibits attached hereto as the same may hereafter be amended, restated and supplemented from time to time.

         Assignment and Assumption Documents: As defined in Section 7.1.

         Balanced Care: As defined in the preamble of this Agreement and its successors and assigns.

         Balanced Care Entities: Collectively, Balanced Care and its
Subsidiaries.

         BCC Lease Documents: Collectively, the Lease Documents as defined under each of the Leases.

         BCC Lease Obligations: Collectively, the Lease Obligations as defined under each of the Leases.

         Blytheville Facility: The Facility as defined under the Blytheville Lease.

         Blytheville Land: The Land as defined under the Blytheville Lease and as more particularly described in EXHIBIT A-1 attached hereto and incorporated herein by reference.

         Blytheville Lease: That certain First Amended and Restated Facility Lease, dated as of December 19, 1997, as amended, by and between Meditrust Acquisition Corporation II and TC Realty of Blytheville, Inc.

         Blytheville Lessee: TC Realty at Blytheville, Inc., a Delaware corporation.

         Buyer: As defined in the preamble of this Agreement and its permitted successors and assigns.

         Buyer Default: As defined in the Section 12 of this Agreement.

         Buyer Documents: Collectively, all documents required hereunder to be delivered by IPC, Balanced Care and/or any Balanced Care Entity at any Closing in order to effectuate the consummation thereof.

         Cash Collateral: Collectively, the Cash Collateral as defined under each of the Leases.

         Casualty: Any damage or destruction to any portion of the Leased Property by reason of fire or other hazard or casualty.

         Chesterfield Facility: The Facility as defined under the Chesterfield Lease.

         Chesterfield Land: The Land as defined under the Chesterfield Lease and as more particularly described in EXHIBIT A-9 attached hereto and incorporated herein by reference.

         Chesterfield Lease: That certain Facility Lease Agreement, dated as of June 30, 1998, by and between Meditrust Company LLC and TC Realty of Chesterfield, Inc.

         Chesterfield Lessee: TC Realty of Chesterfield, Inc., a Delaware corporation.

         Chippewa Facility: The Facility as defined under the Chippewa Lease.

         Chippewa Land: The Land as defined under the Chippewa Lease and as more particularly described in EXHIBIT A-7 attached hereto and incorporated herein by reference.

         Chippewa Lease: That certain Facility Lease Agreement, dated as of January 7, 1998, by and between Meditrust Acquisition Corporation II and TC Realty of Chippewa, Inc.

         Chippewa Lessee: TC Realty of Chippewa, Inc., a Delaware corporation.

         Closing: As defined in Section 2 of this Agreement.

         Closing Conditions: As defined in Section 2 of this Agreement.

         Closing Date: As defined in Section 11.1 of this Agreement.

         Closing Quarter: As defined in Section 9.4 of this Agreement.

         Code: As defined in Section 4.5 of this Agreement.

         Commencement Dates: Collectively, the Commencement Date as defined under each Lease.

         Condemnation: A taking by power of eminent domain or conveyance in lieu thereof of all or any portion of the Land.

         Designee: As defined in the preamble of this Agreement.

         Developers: Collectively, each Developer as defined under each of the Leases.

         Dillsburg Facility: The Facility as defined under the Dillsburg Lease.

         Dillsburg Land: The Land as defined under the Dillsburg Lease and as more particularly described in EXHIBIT A-5 attached hereto and incorporated herein by reference.

         Dillsburg Lease: That certain Facility Lease Agreement, dated as of December 31, 1997, by and between Meditrust Acquisition Corporation II and Black Box of Dillsburg, Inc.

         Dillsburg Lessee: Black Box of Dillsburg, Inc., a Delaware corporation.

         Exercise Period: The period from and including January 2, 2000 through and including October 31, 2000.

         Facilities: Collectively, the Blytheville Facility, the Lewisburg Facility, the Lima Facility, the Potomac Point Facility, the Dillsburg Facility, the Xenia Facility, the Chippewa Facility, the Kingsport Facility, the Chesterfield Facility, the Hendersonville Facility, the Knoxville Facility and the Pocahontas Facility.

         Facility Purchase Price: With respect to each Facility (and the applicable portion of the Leased Property relating thereto), the amount which the Buyer shall pay to consummate the purchase and sale of such Facility (and the applicable portion of the Leased Property relating thereto), as provided in
Section 3 of this Agreement.

         First Leasehold Mortgages: Collectively, each First Leasehold Mortgage as defined under each of the Leases (other than the Potomac Point Lease).

         Fixtures: Collectively, all fixtures, fittings, furniture, apparatus, equipment, machinery and building systems permanently affixed to or incorporated into any portion of the Leased Property, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, incinerating, air and water pollution control, waste disposal, air-cooling and air conditioning systems and apparatus and sprinkler systems.

         Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipality, city or otherwise and whether now or hereinafter in existence.

         Gross Revenues: As defined under each of the Leases.

         Guarantor: Any guarantor of all or any portion of the BCC Lease Obligations.

         Hendersonville Facility: The Facility as defined under the Hendersonville Lease.

         Hendersonville Land: The Land as defined under the Hendersonville Lease and as more particularly described in EXHIBIT A-10 attached hereto and incorporated herein by reference.

         Hendersonville Lease: That certain Facility Lease Agreement, dated as of June 30, 1998, by and between Meditrust Company LLC and TC Realty of Hendersonville, Inc.

         Hendersonville Lessee: TC Realty of Hendersonville, Inc., a Delaware corporation.

         IPC: As defined in the preamble of this Agreement and its permitted successors and assigns.

         Impositions: Collectively, all taxes (including, without limitation, all ad valorem, property, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes, but, specifically excluding any income, capital stock, franchise or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed prior to the applicable Closing), ground rents, water and sewer rents, water charges or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), transfer taxes and recordation taxes imposed as a result of the conveyance of the applicable portion of the Leased Property to the Buyer (or the applicable Designee) or any assignment or termination of any Lease, and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the applicable portion of the Leased Property, which at any time prior to the sale of the applicable portion of the Leased Property in accordance with the terms hereof, may be assessed or imposed on or in respect of or be a Lien upon (a) the Seller's interest in the applicable portion of the Leased Property, (b) the applicable portion of the Leased Property or any rent therefrom or any estate, right, title or interest therein or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the applicable portion of the Leased Property or the leasing or use of the applicable portion of the Leased Property.

         Kingsport Facility: The Facility as defined under the Kingsport Lease.

         Kingsport Land: The Land as defined under the Kingsport Lease and as more particularly described in EXHIBIT A-8 attached hereto and incorporated by references.

         Kingsport Lease: That certain Facility Lease Agreement, dated as of June 30, 1998, by and between Meditrust Company LLC and TC Realty of Kingsport, Inc.

         Knoxville Facility: The Facility as defined under the Knoxville Lease.

         Knoxville Land: The Land as defined under the Knoxville Lease and as more particularly described in EXHIBIT A-11 attached hereto and incorporated herein by reference.

         Knoxville Lease: That certain Facility Lease Agreement, dated as of June 30, 1998, by and between Meditrust Company LLC and TC Realty of Knoxville, Inc.

         Knoxville Lessee: TC Realty of Knoxville, Inc., a Delaware corporation.

         Land: As defined in the preamble of this Agreement and, including, without limitation, the Blytheville Land, the Lewisburg Land, the Lima Land, the Potomac Point Land, the Dillsburg Land, the Xenia Land, the Chippewa Land, the Kingsport Land, the Chesterfield Land, the Hendersonville Land, the Knoxville Land and the Pocahontas Land.

         Leases: Collectively, the Blytheville Lease, the Lewisburg Lease, the Lima Lease, the Potomac Point Lease, the Dillsburg Lease, the Xenia Lease, the Chippewa Lease, the Kingsport Lease, the Chesterfield Lease, the Hendersonville Lease, the Knoxville Lease and the Pocahontas Lease.

         Leased Improvements: Collectively, all buildings, structures, fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), and parking areas and roadways appurtenant to such buildings and structures situated upon any portion of the Land, including, without limitation, the Facilities.

         Leased Property: Collectively, the Land, the Related Rights, the Leased Improvements and the Fixtures.

         Leasehold Improvement Agreements: Collectively, as defined under each of the Leases (other than the Potomac Point Lease).

         Lessees: Collectively, the Blytheville Lessee, the Lewisburg Lessee, the Lima Lessee, the Potomac Point Lessee, the Dillsburg Lessee, the Xenia Lessee, the Chippewa Lessee, the Kingsport Lessee, the Chesterfield Lessee, the Hendersonville Lessee, the Knoxville Lessee and the Pocahontas Lessee.

         Letter Agreement: That certain letter, dated December 20, 1999, from International Property Corporation to, and accepted by, The Meditrust Companies.

         Lewisburg Facility: The Facility as defined under the Lewisburg Lease.

         Lewisburg Land: The Land as defined under the Lewisburg Lease and as more particularly described in EXHIBIT A-2 attached hereto and incorporated herein by reference.

         Lewisburg Lease: That certain Facility Lease Agreement, dated as of December 31, 1997, by and between Meditrust Acquisition Corporation II and Black Box of Lewisburg, Inc.

         Lewisburg Lessee: Black Box of Lewisburg, Inc., a Delaware corporation.

         Lien: With respect to all or any portion of the Leased Property, any mortgage, easement, restriction, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of all or any portion of the Leased Property, whether or not choate, vested or perfected.

         Lima Facility: The Facility as defined under the Lima Lease.

         Lima Land: The Land as defined under the Lima Lease and as more particularly described in EXHIBIT A-3 attached hereto and incorporated herein by reference.

         Lima Lease: That certain First Amended and Restated Facility Lease, dated as of December 31, 1997, by and between Meditrust Acquisition Corporation II and TC Realty Corporation I.

         Lima Lessee: TC Realty Corporation I, a Delaware corporation.

         Managers: Collectively, each Current Manager as defined under each of the Leases.

         Notice: As defined in Section 15.4 of this Agreement.

         Officer's Certificate: As defined in the Lease.

         Option Notice: As defined in Section 2 of this Agreement.

         Option Right: As defined in Section 2 of this Agreement.

         Optional Title Matters: As defined in Section 7.6 of this Agreement.

         Optional Title Notice: As defined in Section 7.6 of this Agreement.

         Permitted Exceptions: With respect to each Facility (and the applicable portion of the Leased Property relating thereto), collectively, (a) any sublease entered into (or consented to) by the applicable Lessee, (b) the matters set forth on Exhibit B of the applicable Lease and any other encumbrance permitted under the applicable Lease (other than any First Leasehold Mortgage), (c) Liens of mechanics, laborers, materialmen, suppliers or vendors, (d) Liens for Impositions, (e) any matters that current surveys of the Land may disclose and
(f) all other Liens other than (i) any other Liens securing a monetary, tax (but only to the extent that any such tax is excluded from the definition of

Imposition) or other obligation or undertaking of the Seller and (ii) any involuntary Liens caused by the actions or omissions of the Seller.

         Person: A corporation (including a business trust), limited liability company, association, trust, partnership, joint venture, joint stock company, organization, proprietorship, natural person, government or governmental agency or political subdivision thereof or any other entity of whatever nature.

         Pocahontas Facility: The Facility as defined under the Pocahontas
Lease.

         Pocahontas Land: The Land as defined under the Pocahontas Lease and as more particularly described in EXHIBIT A-12 attached hereto and incorporated herein by reference.

         Pocahontas Lease: That certain First Amended and Restated Facility Lease, dated as of December 19, 1997, as amended, by and between Meditrust Acquisition Corporation II and TC Realty of Pocahontas, Inc.

         Pocahontas Lessee: TC Realty at Pocahontas, Inc., a Delaware corporation.

         Potomac Point Facility: The Facility as defined under the Potomac Point Lease.

         Potomac Point Land: The Land as defined under the Potomac Point Lease and as more particularly described in EXHIBIT A-4 attached hereto and incorporated herein by reference.

         Potomac Point Lease: That certain Facility Lease Agreement, dated as of June 30, 1998, by and between Meditrust Company LLC and Balanced Care at Stafford, Inc.

         Potomac Point Lessee: Balanced Care at Stafford, Inc., a Delaware corporation.

         Primary Intended Use. With respect to any Facility, as defined under the Lease relating thereto.

         Project Funds: Collectively, as defined under each Leasehold Improvement Agreement.

         Promissory Note: As defined in the preamble of this Agreement, as the same may hereafter be amended, restated and supplemented from time to time.

         Related Rights: Collectively, all easements, rights and appurtenances of every nature and description now or hereafter relating to or benefitting all or any portion of the Land and the Leased Improvements.

         Rent: As defined under each of the Leases.

         Required Prepayment: As defined in the Promissory Note.

         Seller: As defined in the preamble of this Agreement and its successors and assigns.

         Seller Default: Any failure by the Seller to advance any Project Funds under any Leasehold Improvement Agreement in accordance with the terms thereof notwithstanding the satisfaction, in accordance with the terms of such Leasehold Improvement Agreement, of every condition precedent to the Seller's obligation to make any such advance.

         Seller Documents: Collectively, all documents required hereunder to be delivered by the Seller at any Closing in order to effectuate the consummation thereof.

         Seller's Closing Certification. As defined in Section 4 of this Agreement.

         Stock Transfers: Collectively, each Stock Transfer as defined under each of the Leases (other than the Potomac Point Lease).

         Subsidiary: As defined under each of the Leases.

         Title Objection Notice: As defined in Section 7.6 of this Agreement.

         Third Party Lessees: As defined in the preamble of this Agreement.

         Tranche 1 Properties: As defined in the preamble of this Agreement.

         Transaction Documents: Collectively, the Note, this Agreement, the Seller Documents and the Buyer Documents.

         Xenia Facility: The Facility as defined under the Xenia Lease.

         Xenia Land: The Land as defined under the Xenia Lease and as more particularly described in EXHIBIT A-6 attached hereto and incorporated herein by reference.

         Xenia Lease: That certain First Amended and Restated Facility Lease, dated as of January 8, 1998, by and between Meditrust Acquisition Corporation II and TC Realty Corporation IV.

         Xenia Lessee: TC Realty Corporation IV, a Delaware corporation.

         2. OPTION. Subject to the provisions hereof, the Buyer shall have the right but not the obligation to acquire and the Seller shall have the obligation to transfer all of its right, title and interest in the Leased Property; provided, that, at the time of the consummation of the closing relating to any Facility and the applicable portion of the Leased Property relating thereto (each, a "Closing"), subject to Sections 8.1 and 9.1 hereof, (a) the Seller shall have fulfilled all of its obligations hereunder with respect to such Facility and the applicable portion of the Leased Property relating thereto and all conditions precedent to the Seller's obligations to consummate the applicable Closing set forth in Section 9 of this Agreement shall be satisfied and (b) all of the conditions precedent to the Buyer's obligation to consummate the applicable Closing set forth in Section 8 of this Agreement shall be satisfied (the matters referred to in the foregoing clauses (a) and (b) are collectively referred to herein as the "Closing Conditions").

         The Buyer's right to acquire the Seller's interest in any Facility and the applicable portion of the Leased Property relating thereto (the "Option Right") shall be exercisable, upon not less than thirty (30) days' prior written notice (the "Option Notice") during the Exercise Period; provided, however, that notwithstanding anything to the contrary set forth herein, the Buyer may not exercise its Option Right with respect to any single Facility, but rather may only exercise its Option Right with respect to groups of Facilities equal to three (3) or more. Once given, each Option Notice shall be irrevocable and any failure to acquire the Facilities identified in any Option Notice in accordance with the terms hereof shall constitute a Buyer Default. Subject to the provisions of Section 10 hereof, the

Closing relating to any Facility (and the applicable portion of the Leased Property relating thereto) with respect to which the Buyer has exercised its Option Right shall occur on the specific date designated by the Buyer in the Option Notice, which date shall be within the Exercise Period or no later than thirty (30) days thereafter. The Closings relating to the Facilities identified in any Option Notice shall occur on the same date (and the Option Notice shall so specify).

         3. FACILITY PURCHASE PRICE. In consideration for the Seller's agreement to convey the Leased Property to the Buyer in accordance with the terms hereof, at the Closing relating to any Facility (and the applicable portion of the Leased Property relating thereto), as long as at the time of such Closing, the applicable Closing Conditions shall have been satisfied, then, the Buyer shall pay to the Seller, the applicable Facility Purchase Price for such Facility set forth on EXHIBIT B attached hereto and incorporated herein by reference. The applicable Facility Purchase Price shall be paid by the Buyer to the Seller at such Closing by wire transfer of funds without adjustment of any kind or nature except as may be otherwise expressly set forth herein.

         4. SELLER'S REPRESENTATIONS. As a material inducement to the Buyer to enter into this Agreement and to purchase the Leased Property, the Seller makes the following representations and warranties to the Buyer, which representations and warranties are true as of the date of this Agreement and, as a condition of the Buyer's obligation to consummate the transactions contemplated hereunder, except as otherwise expressly provided herein, shall be true and correct as of each Closing Date; provided, that, subject to the provisions of Section 8.1 of this Agreement, such representations and warranties shall be treated as modified as of the applicable Closing, and without breach of the foregoing obligation of the Seller, by the Seller's delivery at such Closing of a certification in substantially the form attached hereto as EXHIBIT C and incorporated herein by reference, reflecting the occurrence of any event or change in the state of facts effective after the date hereof and prior to the applicable Closing relating to the representations and warranties made by the Seller (the "Seller's Closing Certification"). The following representations and warranties (as the same may be modified by any Seller Closing Certification with such modifications being reasonably acceptable to the Buyer) shall survive each Closing for a period of one year and any earlier termination of this Agreement for a period of one year.

         4.1 Existence; Power; Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. The Seller has all requisite power and authority to own and operate its properties and to carry on its businesses as presently operated and to enter into and carry out the terms of the Transaction Documents to which the Seller is or will be a party. The Seller is, or by the applicable Closing Date will be, in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted, except where the failure to so qualify would not have a material adverse effect on the financial condition and results of operations of the Seller and its subsidiaries taken as a whole.

         4.2 Valid and Binding. Subject to (i) the Lessees waiving the Lessees' respective rights of first refusal to purchase portions of the Leased Property pursuant to Section 18.3 of the Leases and (ii) with respect to any Lease to be terminated at any Closing, the applicable Lessee waiving its option to purchase set forth in Section 18.4 of such Lease, the Seller is duly authorized to make and enter into this Agreement and to carry out the transactions contemplated therein and is duly authorized to make and enter into all of the other Transaction Documents to which it is or will be a party and to carry out the transactions contemplated therein. This Agreement has been duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. All of the other Transaction Documents to which the Seller is or will be a party have been, or will be by the applicable Closing, duly executed and delivered by the Seller, and each is, or will be by the applicable Closing, a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms.

         4.3 No Violation. The execution, delivery and performance of the Transaction Documents to which the Seller is or will be a party and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of the Seller under any permit, contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which the Seller is a party or by which the Seller may be bound or affected and do not violate or contravene any requirements of law.

         4.4 Consents and Approvals. Subject to (i) the Lessees waiving the Lessees' respective rights of first refusal to purchase portions of the Leased Property pursuant to Section 18.3 of the Leases and (ii) with respect to any Lease to be terminated at any Closing, the applicable Lessee waiving its option to purchase set forth in Section 18.4 of such Lease, no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of the Seller's obligations under the Transaction Documents to which it is or will be a party.

         4.5 FIRPTA Representation. The Seller is not a "foreign person" as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated pursuant thereto.

         4.6 Nothing Omitted. None of the Transaction Documents to which the Seller is or will be a party, nor any certificate, agreement, statement or other document, now or hereafter prepared or executed by the Seller and furnished to or to be furnished to the Buyer or its attorneys in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of a material fact relating to the Seller or omits or will omit to state a material fact relating to the Seller necessary in order to prevent all statements contained herein and therein relating to the Seller from being misleading.

         4.7 Pending Actions, Notices and Reports. There is no action or investigation pending or, to the knowledge and belief of the Seller, threatened, anticipated or contemplated (nor, to the knowledge of the Seller, is there any reasonable basis therefor) against or affecting the Seller before any Governmental Authority which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Transaction Documents to which the Seller is or will be a party or any action taken or to be taken in connection with the transactions contemplated thereunder.

         5. THE BUYER'S REPRESENTATIONS. As a material inducement to the Seller to enter into this Agreement, and to sell the Leased Property to the Buyer, the Buyer makes the following representations and warranties to the Seller, which representations and warranties are true as of the date of this Agreement and, as a condition of the Seller's obligation to consummate the transactions contemplated hereunder, except as otherwise expressly provided herein, shall be true and correct as of each Closing Date; provided, that, subject to the provisions of Section 9.1 of this Agreement, such representations and warranties shall be treated as modified as of the applicable Closing, and without breach of the foregoing obligation of the Buyer, by the Buyer's delivery at such Closing of a certification in substantially the form attached hereto as EXHIBIT D and incorporated herein by reference, reflecting the occurrence of any event or change in the state of facts effective after the date hereof and prior to the applicable Closing relating to the representations and warranties made by the Buyer (the "Buyer Closing Certification"). The following representations and warranties (as the same may be modified by any Buyer Closing Certification with such modifications being reasonably acceptable to the Seller) shall survive each Closing and any earlier termination of this Agreement.

         5.1 Existence; Power; Qualification. IPC is a corporation duly organized, validly existing and in good standing under the laws of the Grand Duchy of Luxembourg. Balanced Care is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. IPC and Balanced Care each has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and to enter into and carry out the Transaction Documents to which it is or will be a party and is duly qualified to transact business and is, or by the applicable Closing Date will be, in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as presently conducted and as proposed to be conducted, except where the failure to so qualify would not have a material adverse effect on the financial condition and results of operations of IPC and its Subsidiaries taken as a whole and/or Balanced Care and its Subsidiaries taken as a whole.

         5.2 Valid and Binding. IPC and Balanced Care are each duly authorized to make and enter into this Agreement and to carry out the transactions contemplated therein and each is duly authorized to make and enter into all of the other Transaction Documents to which it is or will be a party and to carry out the transactions contemplated therein. This Agreement has been duly executed and delivered by IPC and Balanced Care and is the legal, valid and binding obligation of IPC and Balanced Care enforceable against IPC and Balanced Care in accordance with its terms. All of the other Transaction Documents to which IPC is or will be a party have been, or will be by the applicable Closing Date, duly executed and delivered by IPC, and, as of the applicable Closing Date, each will be a legal, valid and binding obligation of IPC, enforceable in accordance with its terms. All of the other Transaction Documents to which Balanced Care is or will be a party have been, or will be by the applicable Closing Date, duly executed and delivered by Balanced Care, and as of the applicable Closing Date, each will be a legal, valid and binding obligation of Balanced Care, enforceable with its terms.

         5.3 No Violation. The execution, delivery and performance of the Transaction Documents to which IPC and/or Balanced Care as the case may be, is or will be a party and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of, or constitute an event which, with the giving of notice or the passage of time, or both, could result in default or acceleration of any obligation of IPC and/or Balanced Care, as the case may be, under any permit, contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which IPC and/or Balanced Care, as the case may be, is a party or by which IPC and/or Balanced Care, as the case may be, may be bound or affected and do not violate or contravene any requirements of law.

         5.4 Consents and Approvals. No consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required as a condition of the execution, delivery and performance of IPC's and/or Balanced Care obligations under the Transaction Documents to which it is or will be a party.

         5.5 Pending Actions, Notices and Reports. There is no action or investigation pending or, to the knowledge and belief of the Buyer, threatened, anticipated or contemplated (nor, to the knowledge of the Buyer, is there any reasonable basis therefor) against or affecting IPC and/or Balanced Care before any Governmental Authority which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Transaction Documents to which IPC and/or Balanced Care, as the case may be, is or will be a party or any action taken or to be taken in connection with the transactions contemplated thereunder.

         5.6 Nothing Omitted. None of the Transaction Documents to which IPC and/or Balanced Care, as the case may be, is or will be a party, nor any certificate, agreement, statement or other document, now or hereafter prepared or executed by IPC and/or Balanced Care as the case may be, and furnished to or to be furnished to the Seller by IPC and/or Balanced Care, as the case may be, in connection with the transactions contemplated by the Transaction Documents, contains or will contain any untrue statement of a material fact relating to IPC and/or Balanced Care, as the case may be, or omits or will omit to state a material fact relating to IPC and/or Balanced Care, as the case may be, necessary in order to prevent all statements contained herein and therein from being misleading.

         6. CONDITION OF THE LEASED PROPERTY

         6.1 AS-IS Condition. The Buyer acknowledges that (a) each Lessee accepted receipt and delivery of the applicable portion of the Leased Property that it leases from the Seller on or about the applicable Commencement Date, (b) each of the Lessees, the Developers and the Managers examined and otherwise acquired knowledge of the condition of the applicable portion of the Leased Property prior to such date that the applicable Lessee acquired possession of such portion of the Leased Property and found the same to be in good order and repair and satisfactory for its purposes, (c) the Lessees, the Developers and/or the Managers have been in possession of the Leased Property from and after such dates, (d) IPC and Balanced Care, being Affiliates of the Lessees (other than the Third Party Lessees), the Developers and the Managers has independent and thorough knowledge of the Leased Property, the title thereto and all matters affecting the same, (e) the Buyer has made its own inquiry and investigation into, and based thereon will have formed an independent judgment concerning the Leased Property and the operation thereof and is not relying on Seller for any facts or information with respect thereto and (f) except for the express representations and warranties contained in this Agreement or any of the other Transaction Documents, the Seller is not making, and the Buyer is not relying upon, any representation or warranty, express or implied, of any nature whatsoever with respect to the Leased Property. Consequently, IPC and Balanced Care (on behalf of themselves and all Designees) waive any and all claims and causes of action, now or hereafter arising, against the Seller in respect of the condition of the Leased Property. THE SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, EITHER AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE OR USE, ITS DESIGN OR CONDITION OR OTHERWISE,

OR AS TO DEFECTS IN THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT; IT BEING AGREED THAT ALL RISKS RELATING TO THE DESIGN, CONDITION AND/OR USE OF THE LEASED PROPERTY ARE TO BE BORNE BY THE BUYER. THE LESSEES, THE DEVELOPERS, THE MANAGERS AND THE GUARANTORS HAVE ASSUMED (PURSUANT TO THE BCC LEASE DOCUMENTS) AND, AS OF THE CONSUMMATION OF EACH CLOSING, THE BUYER ASSUMES ALL RISK OF (I) THE PHYSICAL CONDITION OF THE APPLICABLE PORTION OF THE LEASED PROPERTY BEING CONVEYED TO THE BUYER (OR TO THE APPLICABLE DESIGNEE), (II) THE SUITABILITY OF SUCH PORTION OF THE LEASED PROPERTY FOR OPERATION IN ACCORDANCE WITH ITS PRIMARY INTENDED USE, (III) THE COMPLIANCE OR NON-COMPLIANCE OF SUCH PORTION OF THE LEASED PROPERTY WITH ALL APPLICABLE REQUIREMENTS OF LAW, INCLUDING BUT, NOT LIMITED TO, ENVIRONMENTAL LAWS AND ZONING AND OTHER LAND USE LAWS, (IV) ALL MATTERS THAT A SURVEY OF THE APPLICABLE PORTION OF THE LAND MAY DISCLOSE AND (V) SUBJECT TO THE SELLER'S PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, WHETHER TITLE TO THE LEASED PROPERTY IS INSURABLE. Without limiting the foregoing, the Buyer acknowledges and agrees that, in connection with the consummation of the transactions contemplated hereunder, in the event that the Buyer obtains or seeks to obtain title insurance insuring its interest in the Leased Property, the Seller shall not be obligated to provide any form of representation or indemnification to the title insurance company issuing such policy; provided, however, that the Seller shall provide to such title insurance company (1) a copy of its operating agreement, (2) evidence of its authority to execute and deliver the Transaction Documents to which it is a party, (3) the certificate of the Seller referred to in Section 11.2(d) of this Agreement, (4) evidence of the Seller's qualification to do business in the state where the applicable portion of the Leased Property is located, (5) certificates of good standing relating to the Seller from the state where the applicable portion of the Leased Property is located and from the state of its formation, (6) any of the other documents listed in Section 11.2(a)-(g) of this Agreement and (7) evidence of the clearance of any Lien that does not constitute a Permitted Encumbrance.

         The provisions of this Section 6.1 are not intended to and shall not be deemed to limit the express provisions set forth in any of the other Seller Documents.

         6.2 Casualty and Condemnation. The Buyer acknowledges and agrees that if, between the date hereof and any Closing Date, all or any portion of the Leased Property is damaged by any Casualty or if any Condemnation occurs, the Buyer shall nevertheless remain obligated to perform its agreements hereunder and to consummate the transactions contemplated hereunder (to the extent that the Buyer exercised its Option Right with respect to the applicable portion of this prior or subsequent to such Casualty or Condemnation) and there shall be no adjustment made to any Facility Purchase Price as a consequence of such Casualty or Condemnation; provided, however, that, at any applicable Closing, as applicable, the Seller shall pay over or assign to the Buyer as applicable all amounts recovered or recoverable by the Seller on account of any insurance covering such Casualty or all damage awards recovered or recoverable by the Seller for such Condemnation.

         7. COVENANTS OF THE PARTIES

         7.1 BCC Lease Documents. Prior to the consummation of each Closing hereunder, other than the Closing relating to any conveyance of the Potomac Point Facility and the applicable portion of the Leased Property relating thereto, the Buyer shall cause the Stock Transfers to be consummated in accordance with the terms of the Leases.

         Simultaneously with the exercise of its Option Right with respect to any Facility (and the applicable portion of the Leased Property relating thereto), the Buyer shall notify the Seller in writing whether the Buyer elects to take title (or cause its Designee to take title) to the Leased Property subject to the applicable Lease. In the event that the Buyer so elects, at the applicable Closing, the Buyer or its Designee shall assume the Seller's obligations under the applicable BCC Lease Documents pursuant to an assignment and assumption agreement and any other documents as are reasonably requested by the Seller (collectively, the "Assignment and Assumption Documents"). Without limiting the foregoing, it is acknowledged and agreed that the Assignment and Assumption Documents shall be in materially the same form as the assignment and assumption documents entered into between various Balanced Care Entities and the Seller in connection with the sale of the Tranche 1 Properties).

         If the Buyer does not elect to take title (or cause its Designee to take title) to any Facility (and the applicable portion of the Leased Property relating thereto) subject to the applicable Lease, then, at the applicable Closing, (i) the Seller agrees to terminate the applicable BCC Lease Documents relating to such portion of the Leased Property pursuant to documents reasonably acceptable to the Seller (collectively, the "Lease Termination Documents") and
(ii) the Buyer agrees to cause the
applicable Lessee to execute such Lease Termination Documents. Without limiting the foregoing, it is acknowledged and agreed that the Lease Termination Documents shall be in materially the same form as the lease termination documents entered into between various Balanced Care Entities and the Seller in connection with the sale of the Tranche 1 Properties.

         At each Closing, no matter whether any particular Lease is assigned or terminated, the Buyer acknowledges (and will cause each applicable Lessee and Designee to acknowledge) that, other than the disposition of the Cash Collateral in accordance with the terms hereof, no other adjustments will be made under the BCC Lease Documents and/or with respect to the Leased Property for Impositions, utility costs or any other matter. At each Closing, the Buyer (or applicable Designee) shall direct the Seller as to the disposition of the Cash Collateral held by the Seller under the applicable Deposit Pledge Agreement (as defined under such Lease) and the Seller shall comply with such direction as long as the applicable Lessee assents in writing to such direction.

         7.2 Publicity. All press releases, filings and other publicity concerning the transactions contemplated hereby will be subject to review and approval by the Seller and the Buyer, such approval not to be unreasonably withheld or delayed. Such approval shall not be required if the Person issuing any such publicity reasonably believes it to be necessary for compliance with law, but such Person shall provide the other party with reasonable notice and an opportunity to review same before any such release. The Seller and the Buyer hereby covenant and agree to keep the terms and conditions of this Agreement confidential except to the extent that disclosure is required by law; provided, however, it is acknowledged and agreed that the parties hereto may disclose this Agreement to their respective lenders, to the professional advisors and consultants that are advising them or providing necessary professional services in connection with the transactions contemplated hereby and to any Governmental Authorities.

         7.3 Costs and Fees. The Buyer shall be responsible for payment of all closing costs in connection with the transfer of the Leased Property, including, without limitation, recording fees, stamp taxes, document taxes, transfer fees and any other payments in the nature of or in lieu of transfer fees.

         Each party shall pay all costs incurred by it in connection with the preparation, negotiation and performance of this Agreement; provided, however, that, in the event of any litigation between the parties arising under this Agreement, the prevailing party shall be reimbursed all reasonable costs incurred in connection with such litigation (including, without limitation, attorneys' fees and expenses) by the non-prevailing party.

         7.5 Right of First Refusal and Option to Purchase. In the event that the Buyer exercises its Option Right with respect to any Facility (and the applicable portion of the Leased Property relating thereto), at or prior to the applicable Closing, (i) the Buyer shall cause the applicable Lessee to waive the right of first refusal granted to such Lessee pursuant to Section 18.3 of the applicable Lease and (ii) if the applicable BCC Lease Documents relating to such Facility (and the applicable portion of the Leased Property relating thereto) are to be terminated at the Closing in accordance with the terms of Section 7.1 hereof, the Buyer shall cause the applicable Lessee to waive the purchase option granted to such Lessee pursuant to Section 18.4 of the applicable Lease.

         7.6 Title Review. At each Closing, if the Closing Conditions have been satisfied (or waived), the Seller shall deliver title to the applicable Facility and the portion of the Leased Property relating thereto to the Buyer (or, if applicable, to a Designee), subject only to the applicable Permitted Exceptions relating to such Facility (and the applicable portion of the Leased Property relating thereto). If, on or before the applicable Closing Date, the Buyer determines that title to the portion of the Leased Property to be conveyed is subject to any matter other than the applicable Permitted Exceptions, the Buyer shall provide the Seller with written notice that title to such portion of the Leased Property is subject to any matters other than such applicable Permitted Exceptions (the "Title Objection Notice"). The Title Objection Notice shall identify with specificity the objections asserted by the Buyer and the applicable Closing Date shall be extended in accordance with Section 10 of this Agreement in order to allow the Seller to remove all defects in title.

         Notwithstanding anything to the contrary set forth herein, but without implying, in any way, that (i) the Buyer's obligations hereunder are subject to a financing contingency or (ii) the Buyer may object to any Permitted Exceptions or refuse to accept title to any portion of the Leased Property because such portion of the Leased Property is subject to the Permitted Exceptions; in the event that any Person (including, without limitation, any Designee) financing the Buyer's acquisition of any portion of the Leased Property refuses to consummate such financing transaction due to the existence of any Permitted Exceptions (the "Optional Title Matters"), then (1) the Buyer shall notify the Seller in writing (the "Optional Title Notice") that its lender refuses to finance the Buyer's acquisition of the Leased Property due to the Optional Title Matters and (2) the Seller shall cooperate with all reasonable requests from the Buyer in connection with any efforts made by the Buyer (at the Buyer's sole cost and expense) to release, remove and/or otherwise correct, satisfy or address the Optional Title Matters, including, without limitation, executing and delivering any instrument required because the Seller is the record title holder to the Leased Property (as long as the Seller is not required to assume or undertake any obligations under any such instrument or make any representations regarding the Leased Property).

         Notwithstanding anything to the contrary set forth herein, in the event that the Buyer has exercised its Option Right with respect to any Facility, in accordance with the terms hereof, any subsequent failure by the Buyer to consummate any Closing in accordance with the terms hereof because of any Optional Title Matter (provided that all of the other Closing Conditions precedent to the Buyer's obligation to consummate such Closing have been satisfied) shall constitute a Buyer Default.

         7.7 Use of Purchase Money to Clear Title. To enable the Seller to deliver title to all or any portion of the Leased Property, the Seller may, at the time of delivery of the applicable deed, use all or any portion of the applicable Facility Purchase Price to clear title of any or all encumbrances or interests, provided, that all instruments so procured are recorded simultaneously with the delivery of the applicable deed or, in the case of institutional liens, provided, that, arrangements in accordance with customary conveyancing practices are made for a discharge to be promptly procured, recorded or filed after the delivery of the applicable deed.

         8. THE BUYER'S CONDITIONS PRECEDENT TO EACH CLOSING. Each Closing and the Buyer's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto, any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Buyer at its option and sole discretion. Notwithstanding the foregoing, any condition precedent to any Closing which has not been fulfilled, complied with, satisfied or performed at or prior to the applicable Closing Date shall be conclusively deemed waived if the Buyer consummates such Closing despite the lack of fulfillment, compliance with, satisfaction or performance of such condition.

         8.1 Accuracy of Warranties; Compliance with Covenants. Notwithstanding anything to the contrary set forth herein, all of the covenants and agreements made by the Seller in this Agreement with respect to the applicable Facility (and the portion of the Leased Property relating thereto) shall have been fully and timely performed, in all material respects, and the Buyer shall have received a Seller's Closing Certification, dated as of the applicable Closing Date, reasonably acceptable to the Buyer in all material respects.

         8.2 Absence of Injunction. There shall be no injunction, or any order of any nature issued by or pending before any Governmental Authority directing that the applicable conveyance or any other transactions relating to the applicable Facility (and the applicable portion of the Leased Property relating thereto) contemplated by this Agreement not be consummated.

         8.3 Absence of Seller Default. A Seller Default relating to the applicable Facility shall not have occurred.

         9. THE SELLER'S CONDITIONS PRECEDENT TO EACH CLOSING. Each Closing and the Seller's obligations hereunder and with respect thereto are expressly contingent and conditional upon the fulfillment, compliance, satisfaction and performance of each of the following conditions prior thereto; any one or more of which may be waived or deferred in whole or in part, but only in writing, by the Seller at its option and sole discretion. Notwithstanding the foregoing, any condition precedent to any Closing which has not been fulfilled, complied with, satisfied or performed at or prior to the applicable Closing Date shall be conclusively deemed waived if the Seller consummates such Closing despite the lack of fulfillment, compliance with, satisfaction or performance of such condition.

         9.1 Accuracy of Warranties; Compliance with Covenants. Notwithstanding anything to the contrary set forth herein, all of the covenants and agreements made by the Buyer in this Agreement shall have been fully and timely performed, in all material respects, and the Seller shall have received a Buyer Closing Certification, dated as of the applicable Closing Date, reasonably acceptable to the Seller in all material respects.

         9.2 Absence of Injunction. There shall be no injunction, or any order of any nature issued by or pending before any court or Governmental Agency directing that the applicable conveyance or any other transactions relating to the applicable Facility (and the applicable portion of the Leased Property relating thereto) contemplated by this Agreement not be consummated.

         9.3 Concurrent Payment of Applicable Required Prepayment under the Promissory Note. In accordance with the terms of the Promissory Note, the Buyer shall have paid the Seller an amount equal to the Required Prepayment relating to the applicable Facility (and the applicable portion of the Leased Property relating thereto) to be conveyed to the Buyer (or its Designee) at the Closing as set forth on Exhibit A of the Note, to be applied toward the outstanding indebtedness under the Promissory Note.

         9.4 Payments under Lease Documents. Without limiting the provisions set forth in Section 7.1, (i) any amounts that are due and outstanding under the applicable BCC Lease Documents, relating to the applicable Facility (and the applicable portion of the Leased Property relating thereto) to be conveyed to the Buyer (or its Designee), as of the applicable Closing Date, shall be paid to the Seller by the applicable Lessee on or prior to such Closing Date, including, without limitation, all Rent due under the applicable Lease, prorated as of such Closing Date, and (ii) notwithstanding anything to the contrary set forth in the applicable Lease, the applicable Lessee shall have paid to the Seller an amount equal to the Seller's reasonable estimate of the Additional Rent due for the quarter in which the applicable Closing occurs (the "Closing Quarter") and shall have agreed to the provisions set forth in this Section 9.4. Within ninety (90) days after the applicable Closing Date, the Buyer shall deliver to the Seller an Officer's Certificate reasonably acceptable to the Seller and certified by the chief financial officers of such Lessee and Balanced Care, setting forth the Gross Revenues for the period from the commencement of the Closing Quarter through the applicable Closing Date. A final reconciliation of the Additional Rent due for the Closing Quarter shall be made based upon such Officer's Certificate. If, as a result of such reconciliation, (a) the Additional Rent determined to be due for the Closing Quarter exceeds the amount paid by such Lessee at the applicable Closing, the Buyer agrees to pay (or cause the Lessee to pay) such difference to the Seller within ten (10) days after such final reconciliation or (b) the Additional Rent determined to be due for the Closing Quarter is less than the amount paid by the Lessee at such Closing, the Seller agrees to refund such overpayment to such Lessee within ten (10) days after such final reconciliation. The provisions of this Section 9.4 shall survive the Closings.

         9.5 Lessee's Right of First Refusal. The applicable Lessee shall have waived such Lessee's right of first refusal to purchase the applicable portion of the Leased Property pursuant to Section 18.3 of the applicable Lease.

         9.6 Lessee's Option to Purchase. In the event that the Buyer has directed the Seller to terminate the applicable Lease relating to the Facility (and the portion of the Leased Property relating thereto) to be conveyed to the Buyer (or its Designee) at the applicable Closing, the applicable Lessee shall have waived such Lessee's right to purchase such portion of the Leased Property pursuant to Section 18.4 of the applicable Lease.

         9.7 Termination or Assignment of Lease. The provisions of Section 7.1 hereof shall have been satisfied.

         9.8 Stock Transfers. The Stock Transfers shall have been consummated in accordance with the terms of the Leases.

         10. EXTENSION. If the Seller shall be unable to give title to any Facility and the applicable portion of the Leased Property relating thereto on the applicable Closing Date, subject only to the Permitted Exceptions relating to such Facility (and the applicable portion of the Leased Property relating thereto), or if all of the applicable Closing Conditions precedent to the Buyer's obligation to consummate the applicable acquisition shall not have been satisfied on or before such Closing Date, the Buyer shall so notify the Seller on or prior to such Closing Date; whereupon, in order to allow the Seller to so perform or for such Closing Conditions to be satisfied, such Closing Date shall be extended for a period not to exceed thirty (30) days. During such extended period of time, the Seller shall use diligent efforts to remove any defects in title and the parties hereto shall use diligent efforts to cause such Closing Conditions to be satisfied.

         At either the original or extended time for performance, the Buyer shall have the election to accept such title to such Facility (and the applicable portion of the Leased Property relating thereto) as the Seller can deliver (in its then condition) and/or to waive any unsatisfied Closing Conditions and to pay the applicable Facility Purchase Price for such Facility (and the applicable portion of the Leased Property relating thereto) without deduction; in which case, subject to the provisions of Section 9 hereof, the Seller shall convey such title to such Facility (and the applicable portion of the Leased Property relating thereto) as it can deliver and the applicable Closing shall be consummated in accordance with the terms hereof. In the event that, at the extended time for performance, (a) the Seller shall be unable to give title to such Facility )and the applicable portion of the Leased Property relating thereto), subject only to the Permitted Exceptions relating to such Facility (and the applicable portion of the Leased Property relating thereto) and the Buyer does not elect to accept such title to such Facility (and the applicable portion of the Leased Property relating thereto) as the Seller can deliver and/or (b) the Closing Conditions precedent to the Buyer's obligation to consummate the acquisition of such Facility (and the applicable portion of the Leased Property relating thereto) have not been satisfied or waived, then, the Buyer's option relating to such Facility and the applicable portion of the Leased Property relating thereto shall terminate as of the applicable Closing Date, as so extended, without recourse to the parties, except as otherwise provided herein to survive such termination.

         11. CLOSINGS

         11.1 Closing Dates. Each Closing under this Agreement shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts at 10:00 a.m. on the date specified in the Option Notice in accordance with the terms of Section 2 hereof or at such other time and place mutually agreed upon in writing by the Buyer and the Seller (such date of each Closing being referred to herein as a "Closing Date"). Notwithstanding the foregoing, the Seller and the Buyer acknowledge that the parties hereto are willing to consummate the Closings by utilizing a nationally recognized title insurance company designated by the Buyer as escrow agent for the delivery of the Transaction Documents required hereunder by mail, subject to such escrow arrangements as are reasonably acceptable to the Seller and the Buyer.

         11.2 Deliveries of the Seller at each Closing. At each Closing, the Seller shall deliver to the Buyer the following:

                  (a) A deed to the applicable portion of the Land with covenants against only the actions of the grantor, in substantially the same form as the deed conveying the Land to Meditrust Acquisition Corporation II.

                  (b) Certificate of the Manager of the Seller, authorizing the transactions contemplated hereunder.

                  (c) The Seller's Closing Certification, certifying that, subject to Section 8.1 and the first paragraph of Section 4 of this Agreement, all of the representations and warranties made by the Seller in this Agreement are true and correct as of the applicable Closing Date.

                  (d) Certificate of the Seller, executed under the pains and penalties of perjury, stating that the Seller is not a "foreign person", as defined in Section 1445(f) of the Code and the regulations issued thereunder, in order to comply with Section 1445(b)(2) and the regulations issued thereunder, in such form as the Buyer may require in its reasonable discretion or the title insurance company issuing the title policy may reasonably require.

                  (e) A certification of the information necessary to complete and file with the Internal Revenue Service a Form 1099-S in connection with the conveyance of the applicable portion of Land.

                  (f) Any applicable Termination Documents or Assignment and Assumption Documents executed by the Seller.

                  (g) Any other documents required under applicable local law to
(i) convey the applicable portion of the Leased Property to the Buyer or the applicable Designee, (ii) to record the deed or other conveyancing documents and/or (iii) to terminate or assign the applicable Lease.

                  (h) Any other applicable Seller Documents.

                  (i) Payment of the applicable Cash Collateral in accordance with the terms of Section 7.1 hereof.

         11.3 Deliveries of the Buyer at each Closing. At each Closing, the Buyer shall deliver to the Seller the following:

                  (a) Payment of the applicable Facility Purchase Price in accordance with Section 3 hereof.

                  (b) a Buyer Closing Certification, certifying that, subject to
Section 9.1 and the first paragraph of Section 5 of this Agreement, all of the representations and warranties made by the Buyer in this Agreement are true and correct as of the applicable Closing Date.

                  (c) Certificate of resolutions of the board of directors of Balanced Care, authorizing the transactions contemplated hereby, certified by the Secretary of Balanced Care.

                  (d) Certificate of the Secretary of Balanced Care as to incumbency and other related matters.

                  (e) Documents reasonably acceptable to the Seller, evidencing all requisite corporate authorization needed by IPC to authorize the transactions contemplated hereby.

                  (f) Any applicable Termination Documents or Assignment and Assumption Documents executed by the Buyer (or its Designee) and/or the appropriate Balanced Care Entities.

                  (g) Any other documents required to be executed by the Buyer or the applicable Designee(s) under applicable local law to (i) effectuate the conveyance of the applicable portion Leased Property to the Buyer or the Designee, (ii) to record the deed or other conveyancing documents and/or (iii) to terminate or assign the applicable Lease.

                  (h) Any other applicable Buyer Documents.

                  (i) Payment of the amounts due under Section 9.3 and Section
9.4 hereof.

         12. REMEDIES. The rights and remedies of the Buyer hereunder may be enforced at law or in equity. The agreements, covenants and obligations of the Seller under this Agreement shall be deemed of the essence and every breach thereof material to the Buyer and special, unique and extraordinary so that any breach thereof shall be deemed to cause the Buyer irreparable injury justifying a decree of specific performance by a court of competent jurisdiction and not properly compensable solely by money damages in an action at law. Therefore, in the event that the Buyer shall institute any action to enforce the provisions of this Agreement, the Seller hereby acknowledges that (a) the Buyer does not have an adequate remedy at law and that injunction, specific performance or other equitable relief will not constitute any hardship on the Seller and (b) if the Buyer prevails on any such action, the Seller shall reimburse the Buyer for all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by the Buyer in connection with such action.

         If, after exercising its Option Right in accordance with the terms hereof, the Buyer shall fail to consummate any Closing, notwithstanding the satisfaction of all Closing Conditions relating thereto (a "Buyer Default"), the sole remedies, at law or in equity, of the Seller as a consequence of any such Buyer Default shall be (i) to accelerate the amount due under the Promissory Note and to exercise its rights and remedies under the Promissory Note as a consequence of the Buyer Default (which constitutes an Event of Default under the Promissory Note) and the acceleration of the amounts due thereunder, (ii) to be reimbursed by the Buyer for all reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) reasonably incurred by Seller in connection with (x) any preparation for the applicable Closing or Closings that were not consummated as a consequence of the Buyer Default and (y) the enforcement of the Seller's rights and remedies hereunder and under the Promissory Note and (iii) to terminate this Option Agreement; and the Seller shall have no right or be entitled to bring an action for specific performance or for any other damages whatsoever.

         The provisions of this Section 12 shall survive the Closings consummated hereunder and any termination of this Agreement.

         13. ADJUSTMENTS. Except as otherwise expressly provided herein, no adjustments to any Facility Purchase Price shall be made between the parties hereto as a result of the consummation of the transactions contemplated hereunder.

         14. SURVIVAL OF PROVISIONS IN THE LEASE DOCUMENTS. Without limiting the provisions set forth in Section 7.1, nothing set forth herein shall be deemed to amend or modify any Lease or affect any of the Lessees' respective obligations thereunder, including, without limitation, the (a) indemnification provisions of the Leases and the other BCC Lease Documents and (b) other provisions set forth in the Leases and the other BCC Lease Documents which by their express terms provide that they will survive the expiration or earlier termination of the Leases (including, without limitation, subject to the provisions of Section 9.4 of this Agreement, the obligation to pay Additional Rent), which shall survive and not be deemed waived by the execution and delivery of this Agreement or the consummation of any Closing and/or the expiration or earlier termination of any Lease.

         15. MISCELLANEOUS.

         15.1 No Broker. Each of the parties represents to the others that no agent, finder or broker has acted for it or was the producing and effective cause of this Agreement or the transactions contemplated hereby, and that no commissions or finder's fees are due by it to any third parties. The Buyer agrees to indemnify, exonerate and hold the Seller harmless from and against any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted against the Seller as a result of the Buyer's breach of this warranty. The Seller agrees to indemnify, exonerate and hold the Buyer harmless from and against any claim, loss, damage, cost or liability for any brokerage commission or fee which may be asserted against the Buyer as a result of the Seller's breach of this warranty. The provisions in this Section shall survive the consummation of the Closings contemplated hereunder or any earlier termination of this Agreement.

          15.2 Entire Agreement. This Agreement, together with the Exhibits attached hereto contains the entire understanding of the parties with respect to the subject matters hereof and supersedes all prior and other contemporaneous oral or written understandings and agreements between the parties hereto, including, without limitation, the Letter Agreement. Without limiting the foregoing, it is acknowledged and agreed that the Letter Agreement is of no further force and effect.

         15.3 Binding Effect; Assignment. This Agreement, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither IPC nor Balanced Care may assign its rights hereunder without the prior written consent of the Seller, which consent may be withheld in its sole discretion; provided, however, that, upon prior written notice to the Seller from the Buyer, the Buyer may designate one or more Designees to take title to all or any portion of the Leased Property to be conveyed hereunder. The Buyer acknowledges and agrees that notwithstanding any such designation, the Buyer shall not be released from any of its obligations hereunder. The Seller acknowledges and agrees that any Designee's obligations shall be limited solely to acceptance of transfer and delivery of the applicable portion of the Leased Property, to be performed as of the applicable Closing Date and as part of the applicable Closing, and no Designee shall be responsible for, and the Seller releases each Designee from, any and all other agreements, covenants, warranties, obligations and liabilities of the Buyer hereunder and under the other Buyer

Documents, including, without limitation, the Buyer's obligation to pay each applicable Facility Purchase Price and all obligations to be performed by the Buyer subsequent to any Closing.

         15.4 Notices. Any notice, demand, offer or other writing required or permitted pursuant to this Agreement shall be in writing (each, a "Notice"). Any Notice shall be (i) personally delivered, (ii) sent by certified mail, return receipt requested or (iii) sent by nationally recognized commercial overnight delivery service, with provision for a receipt, postage or delivery charges prepaid and, in each instance, sent simultaneously by facsimile transmission. Any Notice shall be deemed given when hand delivered, postmarked or placed in the possession of such mail or delivery service, as the case may be (provided, that, in each instance, a copy of such Notice was simultaneously sent by facsimile transmission) and shall be addressed as follows:

                  (a)      If to the Buyer:

                           IPC Advisors S.a.r.l.
                           38-40 Rue Saint Zithe
                           Luxembourg L-2763
                           Fax: 011 352 407 804
                           Attn: J.B. Unsworth

                                and

                           Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Fax: (717) 796-6150
                           Attn: President

                           With copies to:

                           IPC Advisors S.a.r.l.
                           c/o Unsworth & Associates
                           Herengracht 483
                           1017 BT
                           Amsterdam
                           Fax: 011-31206232285
                           Attn: J.B. Unsworth

                                and

                           Goodman Phillips and Vineburg
                           250 Yonge Street, Suite 2400
                           Toronto, Ontario
                           Canada M5B 2M6
                           Fax: (416) 979-1234
                           Attn: Stephen Pincus, Esq.

                                and

                           Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Fax: (717) 796-6294
                           Attn: Robin L. Barber, Esq.

                                and

                           Kirkpatrick & Lockhart LLP
                           Henry W. Oliver Building
                           535 Smithfield Street
                           Pittsburgh, PA 15222-2312
                           Fax: (412) 355-6501
                           Attn: Steven J. Adelkoff, Esq.

                  (b)      If to the Seller:

                           New Meditrust Company LLC
                           197 First Avenue
                           Needham Heights, MA 02494-9127
                           Fax: (781) 433-1290
                           Attn: Chief Operating Officer

                           With copies to:

                           New Meditrust Company LLC
                           197 First Avenue
                           Needham Heights, MA 02494-9127
                           Fax: (781) 449-1530
                           Attn: General Counsel

                                and

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, Massachusetts 02110
                           Fax: (617) 973-9748
                           Attn:  Marianne Ajemian, Esq.

Either party shall have the right to change the place to which such notice shall be given by similar notice sent in like manner to the other party hereto. Any such notice, if sent by such overnight delivery service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day following deposit, postage prepaid, with such overnight delivery service and if delivered by hand delivery shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery.

         15.5 Captions. The captions of this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provisions hereof.

         15.6 Joint Effort. The preparation of this Agreement has been the joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

         15.7 Counterparts. This Agreement may be executed in counterparts and each executed copy shall be deemed an original which shall be binding upon all parties hereto.

         15.8 Partial Invalidity. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby. Notwithstanding the foregoing, it is the intention of the parties hereto that if any provision of any of this Agreement is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

         15.9 No Offer. Neither the negotiations to date nor the preparation of this Agreement shall be deemed an offer by any party to the other. No such contract shall be deemed binding on any party until such party has executed and delivered a written agreement.

         15.10 Amendments. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

         15.11 Exhibits. All Exhibits referred to in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed a part of this Agreement as if fully set forth in this Agreement.

         15.12 Governing Law. This Agreement including the validity thereof and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (including, without limitation, principles of conflicts of law).

         IPC and Balanced Care each hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement and/or any of the other Transaction Documents, the negotiation and/or consummation of the transactions contemplated by the this Agreement and the other Transaction Documents and/or the performance of any obligation or the exercise of any remedy under any of the Transaction Documents and IPC and Balanced Care each expressly waives any and all objections it may have as to venue in any of such courts.

         15.13 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto, their respective legal representatives, successors and permitted assigns. No Person, other than the Buyer and the Seller may rely hereon or derive any benefit hereby as a third party beneficiary or otherwise.

         15.14 Further Assurances. From time to time before or after any Closing, at no additional consideration, the parties hereto each agree that they will promptly execute and deliver all additional documents and perform (or cause the performance of) any other acts that may be reasonably requested in order to effectuate the intent of this Agreement and to consummate the transactions contemplated hereby.

         15.15 No Solicitation. From the date of this Agreement until its termination, the Seller shall not, directly or indirectly, through any of its officers, directors, employees, representatives or agents, encourage, solicit or initiate discussions or negotiations with, or knowingly provide any information to, any Person (other than the Buyer and its agents and representatives) concerning the sale of the Leased Property; provided, however, that from and after the earlier to occur of (i) a Buyer Default or (ii) November 30, 2000, the Seller may enter into any such discussions or negotiations regarding the portions of the Leased Property that have not been conveyed to the Buyer or its Designee(s).

         15.16 Time of the Essence. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

         15.17 Rules of Construction. References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text in which such words appear. The use of any gender shall include all genders, and the singular number shall include the plural and vice versa as the context may require.

         15.18 Joint and Several Liability. IPC and Balanced Care are fully liable for all obligations of the Buyer hereunder, and all such obligations shall be joint and several. Notwithstanding the foregoing, it is acknowledged and agreed that the Option Right hereunder may only be exercised jointly by IPC and Balanced Care.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the date first above appearing.


                                  SELLER:

                                  NEW MEDITRUST COMPANY LLC, a Delaware
                                  limited liability company


                                  By:/s/Michael S. Benjamin
                                     Name:Michael S. Benjamin, Esq.
                                     Title:Senior Vice President


                                  BUYER:

                                  IPC ADVISORS S.A.R.L., a Luxembourg
                                  corporation


                                  By:/s/J.B. Unsworth
                                     Name:J.B. Unsworth
                                     Title:Manager


                                  BALANCED CARE CORPORATION, a Delaware
                                  corporation


                                  By:/s/Robin L. Barber
                                     Name:Robin L. Barber
                                     Title:Senior Vice President and
                                     Legal Counsel & Assistant Secretary

                                    EXHIBIT B



                                                     Applicable Facility
   Facility                                             Purchase Price

Blytheville                                               $3,206,236

Lewisburg                                                 $2,244,768

Lima                                                      $3,044,814

Potomac Point                                             $2,459,821

Dillsburg                                                 $3,363,505

Xenia                                                     $5,877,130

Chippewa                                                  $3,500,125

Kingsport                                                 $3,182,312

Chesterfield                                              $4,886,665

Hendersonville                                            $3,565,920

Knoxville                                                 $6,993,413

Pocahontas                                                $3,206,237

                                 TOTAL                   $45,530,946

                                    EXHIBIT C

                       CERTIFICATE REGARDING THE SELLER'S
                         REPRESENTATIONS AND WARRANTIES

         Reference is hereby made to that certain Option Agreement, dated as of
December   , 1999 (the "Option Agreement"), by and among NEW MEDITRUST COMPANY
LLC, a Delaware limited liability company (the "Seller"), and IPC ADVISORS S.A.R.L., a Luxembourg corporation and BALANCED CARE CORPORATION, a Delaware corporation (collectively, the "Buyer"). The undersigned hereby certifies to the Buyer [or the Buyer's Nominee] as follows:

         There are no changes in the representations and warranties made by the Seller in the Option Agreement [or, list changes here].

         This Certification is being given to the Buyer [or the Buyer's Nominee] incident to the consummation of the sale of the Seller's interest in the Leased Property (as defined under the Option Agreement) and it is intended that the Buyer [or the Buyer's Nominee] shall rely upon the contents and accuracy of this Certification.

         EXECUTED as a sealed instrument as of this    day of       ,
2000.



                                        NEW MEDITRUST COMPANY LLC, a
                                        Delaware limited liability company


                                        By:
                                              Name:
                                              Title:

                                    EXHIBIT D

                        CERTIFICATE REGARDING THE BUYER'S
                         REPRESENTATIONS AND WARRANTIES


         Reference is hereby made to that certain Option Agreement, dated as of December 30th, 1999 (the "Option Agreement"), by and among NEW MEDITRUST COMPANY LLC, a Delaware limited liability company (the "Seller"), and IPC ADVISORS S.A.R.L., a Luxembourg corporation and BALANCED CARE CORPORATION, a Delaware corporation (collectively, the "Buyer"). The undersigned hereby certifies to the Seller as follows:

         There are no changes in the representations and warranties made by the Buyer in the Option Agreement [or, list changes here].

         This Certification is being given to the Seller incident to the consummation of the sale of the Seller's interest in the Leased Property (as defined under the Option Agreement) and it is intended that the Seller shall rely upon the contents and accuracy of this Certification.

         EXECUTED as a sealed instrument as of this      day of          , 2000.


                                IPC ADVISORS S.A.R.L., a Luxembourg
                                corporation


                                By:
                                      Name:
                                      Title:


                                BALANCED CARE CORPORATION,
                                a Delaware corporation


                                By:
                                      Name:
                                      Title: